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                                                                      EXHIBIT 17

                              FORM OF PROXY



                   [Logo]                          YOUR VOTE IS IMPORTANT!
                  [Address]
                                                      VOTE TODAY BY MAIL,
                                               TOUCH-TONE PHONE OR THE INTERNET
                                               CALL TOLL FREE 1-XXX-XXX-XXXX OR
                                               LOG ON TO WWW.PROXYWEB.COM/XXXXX

 *** CONTROL NUMBER: xxx xxx xxx xxx xx ***     Please fold and detach card at
                                                perforation before mailing.

                        SCUDDER NEW YORK TAX FREE FUND
                         Scudder State Tax Free Trust
                            Two International Place
                       Boston, Massachusetts 02110-4103
                                 (800) [     ]
                 PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           3:00 p.m., on May 24, 2001

     The undersigned hereby appoints __________, ____________ and ____________, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Scudder New York Tax Free Fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, on May 24, 2001 at 3:00 p.m., Eastern time, and at any adjournments thereof.

                                    PLEASE SIGN AND RETURN PROMPTLY IN THE
                                    ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.

                                    Dated ____________________________, 2001

                                    Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

                                    ------------------------------------------
     [Name]
     [Address]                      ------------------------------------------
                                         Signature(s) of Shareholder(s)

                   [Logo]                           YOUR VOTE IS IMPORTANT!
                  [Address]
                                                       VOTE TODAY BY MAIL,
                                                TOUCH-TONE PHONE OR THE INTERNET
                                                CALL TOLL FREE 1-xxx-xxx-xxxx OR
                                                LOG ON TO WWW.PROXYWEB.COM/xxxxx

           Please fold and detach card at perforation before mailing.

     All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposal.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF SCUDDER NEW YORK TAX FREE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.
                                                       ---

                    Please vote by filling in a box below.

                                                     FOR     AGAINST     ABSTAIN
PROPOSAL
--------

To approve an Agreement and Plan of Reorganization   [_]       [_]         [_]
for the Fund (the "Plan"). Under the Plan, (i) all or substantially all of the assets and all of the liabilities of the Fund would be transferred to Kemper New York Tax-Free Income Fund, (ii) each shareholder of the Fund would receive Class S shares of Kemper New York Tax-Free Income Fund in an amount equal to the value of their holdings in the Fund, and (iii) the Fund would then be terminated.

The proxies are authorized to vote in their discretion on any other business which may properly come before the meeting and any adjournments thereof.


                          PLEASE SIGN ON REVERSE SIDE